EXHIBIT 10.89

EXECUTION COPY

[***] DENOTES CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

____________________

FRAMEWORK AGREEMENT
____________________

among

STMICROELECTRONICS N.V.,

NUMONYX B.V.

and

MICRON TECHNOLOGY, INC.

Dated as of February 9, 2010

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS AND CERTAIN RULES OF CONSTRUCTION

Section 1.1	Certain Defined Terms.	2

Section 1.2	Rules of Construction.	5

Section 1.3	Effectiveness.	6

Section 1.4	Pre-Closing Covenants.	6

Section 1.5	Complete Documentation.	6

Section 1.6	Representations and Warranties.	7

ARTICLE II

DEPOSIT OF FUNDS

Section 2.1	Deposit upon Sale	7

Section 2.2	Deposit upon Election.	8

Section 2.3	No Further Rights; Retention of Liabilities	9

ARTICLE III

RIGHT TO INSTRUCT

Section 3.1	Instructing Chargor(s).	9

Section 3.2	Duties of Instructing Chargor.	10

Section 3.3	No Other Rights Affected.	10

ARTICLE IV

ADDITIONAL COVENANTS

Section 4.1	Notice of Exercise of Call Option	10

Section 4.2	[***]	10

[***] DENOTES CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

i

Section 4.3	Consents to Amendment and Waivers.	10

Section 4.4	Negative Covenants	10

Section 4.5	Reimbursement	11

Section 4.6	Information	12

Section 4.7	Further Assurances	13

ARTICLE V

TERMINATION

Section 5.1	Termination	13

ARTICLE VI

GENERAL PROVISIONS

Section 6.1	Amendment	13

Section 6.2	Notices	14

Section 6.3	No Third Party Beneficiaries	15

Section 6.4	Entire Agreement	15

Section 6.5	Governing Law	15

Section 6.6	Consent to Jurisdiction	15

Section 6.7	Waiver of Jury Trial	16

Section 6.8	Specific Performance.	16

Section 6.9	Successors and Assigns	16

Section 6.10	Counterparts	16

Section 6.11	Severability	16

Section 6.12	Representation	16

Section 6.13	Authority to Act	17

ii

FRAMEWORK AGREEMENT

THIS FRAMEWORK AGREEMENT (this “Agreement”) is made and entered into as of February 9, 2010 by and among Micron Technology, Inc., a Delaware corporation (“Micron”), Numonyx B.V., a private company with limited liability organized under the laws of The Netherlands, with corporate seat in Amsterdam, The Netherlands (“Numonyx”), and STMicroelectronics N.V., a limited liability company organized under the laws of The Netherlands, with corporate seat in Amsterdam, The Netherlands (“ST”).

RECITALS

A.           Micron, Micron Semiconductor B.V., a private company with limited liability organized under the laws of The Netherlands, with corporate seat in Amsterdam, The Netherlands and a wholly owned subsidiary of Micron (the “Buyer”), Numonyx Holdings B.V., a private company with limited liability organized under the laws of The Netherlands, with corporate seat in Amsterdam, The Netherlands (“Numonyx Holdings”), ST and the other shareholders of Numonyx Holdings have entered into that certain Share Purchase Agreement, dated as of the date hereof, that provides for the sale to Buyer of all of the outstanding shares of Numonyx Holdings by parties constituting all the shareholders of Numonyx Holdings, including the portion of such shares owned by ST (as amended, modified or supplemented from time to time, the “Share Purchase Agreement”).

B.           As a material inducement to ST, Micron and Numonyx Holdings to enter into the Share Purchase Agreement, each of ST, Micron and Numonyx are executing and delivering this Agreement concurrently with the execution of the Share Purchase Agreement.

C.           Numonyx owns a minority equity interest in Hynix-Numonyx Semiconductor Ltd. (the “Hynix JV”), a joint venture with Hynix Semiconductor, Inc. (“Hynix”), formed pursuant to a joint venture agreement dated as of November 16, 2004, between ST and Hynix, as amended and superseded by a joint venture agreement between Numonyx, Hynix and Hynix Semiconductor (WUXI) Limited, dated as of December 1, 2008 (unless the context otherwise requires, as amended, modified or supplemented from time to time, the “Hynix JV Agreement”).

D.           In connection with the financing of a US$250,000,000 loan (the “Junior Loan”) by DBS Bank Ltd. (“DBS”) to the Hynix JV under a facility agreement, dated as of August 24, 2006, and amended and restated on December 20, 2007 (as in effect on such date, the “Facility Agreement”), ST entered into a guarantee, charge and deposit document  with DBS on September 21, 2006 (as in effect on the date hereof, the “GCDD”), pursuant to which, among other things, ST pledged cash collateral in the amount of US$250,000,000 and provided a guarantee and indemnity in favor of DBS.

E.           Concurrently with the execution hereof, ST, Numonyx and DBS have entered into that certain master agreement (the “Master Agreement”) pursuant to which, among other things, (i) Numonyx has agreed to (a) execute the required documentation (the “Numonyx Account

Documentation”) to establish a deposit account with DBS (the “Numonyx Account”) for the deposit of funds pursuant to this Agreement and (b) enter into a guarantee, charge and deposit document (substantially in the form attached to the Master Agreement) with DBS upon or prior to the deposit of any funds in the Numonyx Account (the “Numonyx GCDD”); (ii) DBS and ST have agreed to make certain amendments to the GCDD (as amended, the “Amended and Restated GCDD”) and to terminate the DBS Instruction Letter upon or prior to the deposit of any funds in the Numonyx Account; and (iii) DBS has agreed to receive (and act upon) instructions from the Instructing Chargor with respect to the GCDD, the DBS Instruction Letter, the Master Agreement and the Master Agreement Ancillary Documents.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants, agreements, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND CERTAIN RULES OF CONSTRUCTION

Section 1.1 Certain Defined Terms.  For all purposes of and under this Agreement, terms not otherwise defined elsewhere in this Agreement have the meanings set forth below:

“Action” means any action, claim, proceeding, suit, hearing, litigation, arbitration, audit or investigation (whether civil, criminal, administrative or judicial), or any appeal therefrom.

“Applicable Law” means, with respect to any Person, any federal, state, local or foreign law, constitution, statute, ordinance, code, rule, regulation, administrative interpretation, Order or other requirement of any Governmental Entity applicable to such Person or any of its controlled Affiliates or any of its or their respective properties, assets, or officers, directors or employees in their capacity as such; provided, that when used in Section 2.1(b)(iv) hereof, the term “Applicable Law” shall not be construed to refer to requirements to register the GCDD, the Amended and Restated GCDD and the Numonyx GCDD pursuant to Article 41 of the People’s Republic of China Interim Provisions on the Administration of Foreign Debt.

           “Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Singapore, Wuxi, Beijing and New York City and The Netherlands.

“Chargor” has the meaning set forth in the GCDD.

“Closing” has the meaning set forth in the Share Purchase Agreement.

“DBS Instruction Letter” means the letter agreement, dated December 23, 2009, between ST and DBS.

“Deposit” has the meaning set forth in the GCDD.

“Deposit Date” has the meaning set forth in the Master Agreement.

“Deposit Period” has the meaning set forth in the GCDD.

“Entity” means any Person that is not a natural person.

“Finance Documents” has the meaning set forth in the Facility Agreement.

“Financial Indebtedness” has the meaning set forth in the Facility Agreement.

“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any court, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any regulatory, taxing or other governmental or quasi-governmental authority.

“Hynix JV Shares” means the paid-in equity interests in the Hynix JV that are held by Numonyx.

“Instructing Chargor” means either ST or Numonyx, as the case may be, as contemplated by Article III hereof.

“Instructing Chargors” means both ST and Numonyx, as contemplated by Section 3.1(c) hereof.

“Instruction Notice” means the notice, substantially in the form of Schedule 4 of the Master Agreement, to be executed and delivered by ST and Numonyx from time to time following the first deposit of funds by Numonyx into the Numonyx Account, identifying the Instructing Chargor or Instructing Chargors, as the case may be, in accordance with Article III and Article IV hereof, from which DBS will be authorized to receive (and act upon) notice in respect of the Master Agreement, the Amended and Restated GCDD and the Numonyx GCDD.

“Joint Consent Notice” means a notice, executed by both Numonyx and ST, instructing DBS to consent to the requested amendment/waiver described therein, as contemplated by Clause 20.5 of the Amended and Restated GCDD and the Numonyx GCDD.

“Liability” means any debt, liability, cost, expense, commitment or obligation of any kind, character or nature whatsoever, whether known or unknown, secured or unsecured, fixed, absolute, contingent or otherwise, and whether due or to become due.

“Master Agreement Ancillary Documents” means (i) the Numonyx GCDD, (ii) the Numonyx Account Documentation, (iii) the Amended and Restated GCDD, and (iv) the Instruction Notice.

“Maximum Payment Amount” means the lesser of (i) US$250,000,000 or (ii) an amount equal to the amount of the Deposit in the ST Account immediately prior to the first Deposit Date.

“Micron Discretionary Costs” means costs, expenses, or losses claimed by DBS under the Numonyx GCDD as a result of any discretionary action by Numonyx, including any action taken by DBS at the request or direction of Numonyx, following the deposit by Numonyx into the Numonyx Account of an amount equal to the Maximum Payment Amount, including litigation and other collection or enforcement costs and the costs of perfecting any security interests in the collateral securing the obligations of the Hynix JV under the Junior Loan.

“Net Available Proceeds” [***]

“Order” means any writ, judgment, decree, award, ruling, injunction, directive or similar order of any Governmental Entity, and any award or order of any arbitrator to the extent enforceable by a Governmental Entity, in each case whether preliminary or final.

 “Permitted Financing” [***]

 “Permitted Security Interests” [***]

“Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

“Phase 1 Collateral” means any collateral securing the obligations under the Senior Facility Agreement.

“Phase 1 Senior Loan” means the advances made to the Hynix JV by the banks and financial institutions acting as the lenders (the "Phase 1 Senior Lenders") under the US$ 750,000,000 phase 1 senior loan agreement dated August 11, 2006 executed by and among the Hynix JV, the Phase 1 Senior Lenders and others, as amended and restated pursuant to the master amendment agreement dated December 20, 2007 entered into by and among the Hynix JV, the Phase 1 Senior Lenders, DBS and others.

“Phase 2 Collateral” means any collateral securing the obligations under the Phase 2 Loan Agreement.

“Phase 2 Loan Agreement” has the meaning given to such term in the Facility Agreement.

[***] DENOTES CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

“Phase 3 Assets” means assets purchased by proceeds which have been derived or will be derived from (i) the Phase 3 Capital Increase, or (ii) the disposal of the Hynix JV’s 8-inch equipment.

“Phase 3 Capital Increase” means the increase of the registered capital of the Hynix JV in the amount of $450 million for the purpose of the phase 3 expansion, in which Hynix has subscribed or shall subscribe for $260 million in cash and Hynix Semiconductor (Wuxi) Limited has subscribed for $190 million pursuant to Clause 2.10(b) of the Hynix JV Agreement.

“Senior Facility Agreement” has the meaning given to such term in the Facility Agreement.

“ST Account” means the Account as defined in the GCDD.

“Tax” means (i) any and all taxes, assessments and other similar charges, withholdings, duties, impositions, installments and Liabilities imposed by or on behalf of or payable to any Governmental Entity, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, capital and value added (“VAT”), goods and services, ad valorem, transfer (including real estate transfer), franchise, withholding, payroll, recapture, employment, excise and property taxes as well as public imposts, fees and social security charges (including health, unemployment, workers’ compensation and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts, (ii) any Liability for the payment of any amounts of the type described in clause (i) above as a result of being or having been a member of an affiliated, consolidated, combined, unitary, fiscal unity or similar group for any period, and (iii) any Liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person or as a result of any obligation under any agreement or arrangement with any other person with respect to such amounts and including any Liability for taxes of a predecessor or transferor or otherwise by operation of law.

Section 1.2 Rules of Construction.

(a) All references herein to Articles and Sections, shall be deemed to be references to Articles and Sections of this Agreement unless the context shall otherwise require.

(b) The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

(c) The headings set forth in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(d) Unless otherwise specifically provided, all references in this Agreement to “dollars” or “$” shall mean United States Dollars.

(e) The definitions set forth in Section 1.1 hereof or otherwise referred to in this Agreement shall apply equally to both the singular and plural forms of the terms defined.

(f) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(g) Unless the context shall otherwise require, any reference to any statute, rule or regulation is a reference to it as amended and supplemented from time to time (and, in the case of a statute, rule or regulation, to any successor provision).

(h) Any reference in this Agreement to a “day” or a number of “days” (without the explicit qualification of “Business”) shall be interpreted as a reference to a calendar day or number of calendar days.  In the event that any date provided for in this Agreement falls on a date that is not a Business Day, such date shall be deemed extended to the next Business Day.

Section 1.3 Effectiveness.  Article II, Article III (other than Section 3.1(a) and Section 3.2, to the extent relevant to Section 3.1(a)), Article IV (other than Sections 4.3(b), Section 4.4(a)(i) (solely with respect to Micron), Section 4.4(c), Section 4.4(d), Section 4.6 and Section 4.7) and Article V shall become effective upon the Closing, and shall be of no force or effect prior to such time.  For the avoidance of doubt, Article I, Section 3.1(a), Section 3.2 (to the extent relevant to Section 3.1(a), Section 4.3(b), Section 4.4(a)(i) (solely with respect to Micron), Section 4.4(c), Section 4.4(d), Section 4.6, Section 4.7 and Article VI hereof shall become effective immediately upon the execution and delivery of this Agreement.

Section 1.4 Pre-Closing Covenants.

(a) At Micron’s request, from the date hereof until the Closing, ST and Numonyx shall cooperate to facilitate discussions between Micron and Hynix with respect to the Hynix JV (provided, that any expenses incurred by Numonyx in connection therewith shall not be considered “Company Transaction Expenses” under the Share Purchase Agreement), and will, to the extent permissible, waive any rights Numonyx or any of its subsidiaries may have under confidentiality provisions of the Hynix JV Agreement or otherwise that could prevent or impede such discussions.  The cooperation and facilitation contemplated by this section shall include introductions, telephone calls and reasonable international travel from time to time for meetings among the management of ST, Numonyx, Micron, Hynix, the Hynix JV and DBS.  [***]

(b) [***]

Section 1.5 Complete Documentation.  Each of ST and Numonyx represent to Micron that true and correct copies of the Finance Documents, the GCDD, the DBS Instruction Letter, all waivers, consents and amendments thereto, have been made available to Micron (as the term “made available” is defined in the Share Purchase Agreement).

[***] DENOTES CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

Section 1.6 Representations and Warranties.  Each of ST, Numonyx and Micron represents and warrants to each of the other parties hereto the following as of the date of this Agreement.

(a) Status.

(i) It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(ii) It has the power to own its assets and carry on its business as it is being conducted.

(b) Binding Obligations.  The obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable.

(c) Non-conflict with other obligations.  The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with:

(i) any Applicable Laws;

(ii) its constitutional documents; or

(iii) any agreement or instrument binding upon it or any of its assets.

Except as otherwise contemplated hereby or by the Master Agreement and the Master Agreement Ancillary Documents, neither the entry into and performance by it of this Agreement (or the Master Agreement or Master Agreement Ancillary Documents to which it is a party), nor the transactions contemplated by this Agreement (and the Master Agreement and Master Agreement Ancillary Document), will result in the existence of, or oblige it to create, any Security over any of its assets.

(d) Power and Authority.  It has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, performance and delivery of, this Agreement, the Master Agreement and the Master Agreement Ancillary Documents to which it is or will become a party, and the transactions contemplated by this Agreement, the Master Agreement and the Master Agreement Ancillary Documents to which it is a party.

ARTICLE II

DEPOSIT OF FUNDS

Section 2.1 Deposit upon Sale.

(a) Within one Business Day after any receipt by Numonyx of Net Available Proceeds in connection with any transfer by Numonyx of the Hynix JV Shares (other than a transfer to an Affiliate as contemplated by Section 4.4(b)), whether upon exercise by Hynix of its call option pursuant to Section 8.4 of the Hynix JV Agreement, by any other arrangement between Numonyx and Hynix, by operation of law or otherwise, Numonyx shall notify ST (and deliver a copy thereof to DBS as contemplated by the Master Agreement) thereof and, subject to the conditions set forth in Section 2.1(b) below, Numonyx shall, within two Business Days after the satisfaction (or waiver) of such conditions, (i) execute and deliver the Numonyx GCDD, the Numonyx Account Documentation and the initial Instruction Notice, and (ii) deposit such proceeds, up to an amount equal to the Maximum Payment Amount, in the Numonyx Account, in accordance with the procedures set forth in the Master Agreement.

(b) Numonyx’s obligation to take the actions as set forth in Section 2.1(a)(i) and (ii) is subject to the satisfaction (or waiver by Numonyx) of the following conditions:

(i) each of ST and DBS (and their respective Affiliates, as applicable) shall have executed and delivered to Numonyx the Master Agreement Ancillary Documents required to be entered into as a result of the notice given pursuant to Section 2.1(a) in accordance with the terms of the Master Agreement, and the Master Agreement and (upon execution and delivery by Numonyx) each such Master Agreement Ancillary Document shall be in full force and effect;

(ii) ST shall not be in breach of its covenants set forth in Section 4.3, 4.4(c) or 4.4(d) hereof;

(iii) ST shall not be in breach of its covenants set forth in Section 1.4, 4.6 or 4.7 hereof, unless such breach does not and would not reasonably be expected to materially and adversely affect Numonyx’s rights or obligations hereunder or under the Master Agreement or any Master Agreement Ancillary Document or the ability of Numonyx or ST to consummate the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof;

(iv) the representations in Section 1.5 and Section 1.6 hereof shall have been true and correct as of the date hereof, except where the failure to be true and correct does not and would not reasonable be expected to materially and adversely affect Numonyx’s rights or obligations hereunder or under the Master Agreement or any Master Agreement Ancillary Document or the ability of Numonyx or ST to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof;

(v) Numonyx shall have received the Net Available Proceeds; and

(vi) consummation of the transactions contemplated hereby and by the Master Agreement (and the Master Agreement Ancillary Documents) shall not be prohibited by Applicable Laws.

Section 2.2 Deposit upon Election.  At any time, Numonyx may elect, upon written notice to ST (with a copy to DBS pursuant to the Master Agreement) to deposit into the

Numonyx Account an amount equal to the Maximum Payment Amount (or any amount that, when added to previous deposits made to the Numonyx Account, would aggregate to the Maximum Payment Amount).  In the event of any such election, upon satisfaction (or waiver) of the conditions set forth in Section 2.1(b) (other than clause (v) thereof) , Numonyx shall, within two (2) Business Days after the satisfaction or waiver of such conditions, deposit in the Numonyx Account funds equal to the amount set forth in such election notice.  [***]

Section 2.3 No Further Rights; Retention of Liabilities.

(a) Upon deposit by Numonyx of an amount or amounts aggregating to the Maximum Payment Amount into the Numonyx Account, whether or not Numonyx continues to hold any Hynix JV Shares, all rights of ST under this Agreement (and any obligations of Numonyx pursuant to Article III hereof) shall terminate.

(b) ST shall continue to be responsible for all of its obligations under the GCDD and the Amended and Restated GCDD.  In no event shall Numonyx or Micron have any liability for any Taxes payable by ST as a result of this Agreement, the Master Agreement or any of the Master Agreement Ancillary Documents, or as a result of ST being the Chargor or the Instructing Chargor.

ARTICLE III

RIGHT TO INSTRUCT

Section 3.1 Instructing Chargor(s).

(a) For as long as Numonyx has not deposited any funds in the Numonyx Account pursuant to this Agreement, or if Numonyx deposits an amount of funds in the Numonyx Account pursuant to this Agreement that is less than 50% of the Maximum Payment Amount, ST shall be the “Instructing Chargor”.

(b) If (x) Numonyx deposits an amount of funds in the Numonyx Account pursuant to this Agreement that is equal to 50% or more of the Maximum Payment Amount (but less than 100% of the Maximum Payment Amount) and (y) Numonyx no longer holds any Hynix JV Shares, then Numonyx shall be the “Instructing Chargor”.

(c) If (x) Numonyx deposits an amount of funds in the Numonyx Account pursuant to this Agreement that is equal to 50% or more of the Maximum Payment Amount (but less than 100% of the Maximum Payment Amount) and (y) Numonyx continues to hold any Hynix JV Shares, then Numonyx and ST shall be the “Instructing Chargors” under the Master Agreement.

[***] DENOTES CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

Section 3.2 Duties of Instructing Chargor.  The Instructing Chargor shall, in exercising its rights as Instructing Chargor:

(a) in good faith exercise the rights under the Master Agreement and each Master Agreement Ancillary Document, and take all necessary actions, or refrain from taking any actions, as may be necessary to secure the benefits of the Finance Documents for the benefit of both ST and Numonyx as a single party, in each case, in its reasonable determination;

(b) if the Instructing Chargor is ST, consult and coordinate with Numonyx, and, if the Instructing Chargor is Numonyx, consult and coordinate with ST, in the exercise of such rights; and

(c) use ordinary care in the exercise of such rights.

Section 3.3 No Other Rights Affected. The provisions of this Article III are intended to state the agreement between ST, Micron and Numonyx, as between them, with respect to the exercise of the referenced rights under and pursuant to the referenced agreements, and are not intended to affect any other rights or the rights of any other parties.

ARTICLE IV

ADDITIONAL COVENANTS

Section 4.1 Notice of Exercise of Call Option

.  In the event that Numonyx receives from Hynix a notice of an exercise of Hynix’s call right under Section 8.4 of the Hynix JV Agreement (such notice, a “Call Exercise Notice”), Numonyx will promptly notify ST of such event.
Section 4.2 [***]

Section 4.3 Consents to Amendment and Waivers.

[***]

Section 4.4 Negative Covenants

.

(a) Until the earlier of (x) such time as Numonyx has deposited in the Numonyx Account pursuant to this Agreement amounts equal, in the aggregate, to the Maximum Payment Amount and (y) such time as Numonyx has transferred all of it equity interests in the Hynix JV in compliance with the terms hereof, neither Micron nor Numonyx shall, without ST’s prior consent (not to be unreasonably withheld, conditioned or delayed):

[***]

[***] DENOTES CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

unless prior to such action: (1) Micron guarantees the payment of US$250,000,000 plus the amount of accrued but unpaid interest to ST upon maturity of the Junior Loan; or (2) the Junior Loan, including accrued and unpaid interest thereon, has been repaid and an amount equal to any amounts remaining in the ST Account at such time have been released from the ST Account and transferred to ST.  The provisions of this Section 4.4(a) over-ride the provisions of Section 4.3 with respect to the matters covered hereby.

(b) If, at any time following the Closing, Numonyx transfers, by operation of law or otherwise, all or part of its equity interest in the Hynix JV to any of its Affiliates (as defined in the Hynix JV Agreement), the provisions of this Agreement shall continue to apply as if the transferee in such case were Numonyx and Numonyx shall cause the transferee in such case to be bound by the provisions of this Agreement.

(c) ST agrees that it will not, without the prior written consent of Micron (which will not be unreasonably withheld, conditioned or delayed), agree to any amendment or waiver to the GCDD, the Amended and Restated GCDD or any of the Finance Documents that would adversely affect the rights and privileges or obligations of Numonyx if the transactions contemplated by this Agreement and the Master Agreement were consummated.

(d) Each of ST and Numonyx agrees that prior to the Closing, it will not agree to any amendment to, or termination of, the Master Agreement or any Master Agreement Ancillary Document without the prior written consent of Micron (which consent shall not be unreasonably withheld, conditioned or delayed).  ST further agrees that prior to the first Deposit Date it will not amend or terminate the DBS Instruction Letter without the prior written consent of Micron (which consent shall not be unreasonably withheld, conditioned or delayed).  Each of Numonyx and ST agrees that, until such time as Numonyx has deposited in the Numonyx Account pursuant to this Agreement amounts equal, in the aggregate, to the Maximum Payment Amount, it will not amend the Numonyx GCDD or the Amended and Restated GCDD, as the case may be, without the consent of the other parties to the Master Agreement.

Section 4.5 Reimbursement.

(a) Upon the written request of Numonyx, ST shall reimburse Numonyx in immediately available funds, within five (5) Business Days of such request, for any Numonyx Reimbursement Amount.  For purposes hereof, “Numonyx Reimbursement Amount” means any amount that (i) DBS, through the exercise of its rights under the Numonyx GCDD, either (a) withdraws from the Numonyx Account or (b) requests Numonyx to pay to it (and Numonyx does so make such payment) or (ii) Numonyx pays to DBS in respect of the Payoff Amount (as defined in Clause 7.4 of the Numonyx GCDD) pursuant to Clause 5.3(b) of the Master Agreement, in each case in respect of (A) ST’s Pro Rata Share (as defined in the Master Agreement) of any amounts for which Numonyx is liable pursuant to Clause 2 of the Numonyx GCDD in respect of principal or interest (at the stated rate of the Junior Loan applicable under the Facility Agreement)) on the Junior Loan; (B) ST’s Pro Rata Share of any amounts for which Numonyx is liable pursuant to Clause 2 of the Numonyx GCDD in respect of Clauses 7.4, 7.5 and 20.5 of the Numonyx GCDD (and in respect of Clauses 15, 17 and 18.1 of the Numonyx GCDD to the extent related to amounts payable under Clauses 7.4, 7.5 and 20.5) (“Numonyx GCDD Liabilities”) or (C) any other amounts withdrawn from the Numonyx Account other than in respect of the matters described in (A) or (B) and which are not Micron Discretionary Costs (the amounts described in this clause (C), “ST Retained Liabilities”).

(b) Upon the written request of ST, Numonyx shall reimburse ST in immediately available funds, within five (5) Business Days of such request, for any ST Reimbursement Amount.  For purposes hereof, “ST Reimbursement Amount” means any amount that (i) DBS, through the exercise of its rights under the Amended and Restated GCDD, either (a) withdraws from the ST Account or (b) requests ST to pay to it (and ST does so make such payment), or (ii) ST pays to DBS in respect of the Payoff Amount (as defined in Clause 7.4 of the Amended and Restated GCDD) pursuant to Clause 5.3(b) of the Master Agreement, in each case in respect of (A) Numonyx’s Pro Rata Share of any amounts for which ST is liable pursuant to Clause 2 of the Amended and Restated GCDD in respect of principal or interest (at the stated rate of the Junior Loan applicable under the Facility Agreement)) on the Junior Loan; (B) Numonyx’s Pro Rata Share of any Numonyx GCDD Liabilities; or (C) any Micron Discretionary Costs.

(c) If Numonyx is the Instructing Chargor, following the distribution to Numonyx of any amounts received or recovered by DBS in relation to the enforcement and realization of its rights under the Finance Documents, including any security created under the Security Documents (as defined in the Facility Agreement) (such amounts, “Enforcement Proceeds”) pursuant to Clause 7.4(i) of the Numonyx GCDD or otherwise, Numonyx shall transfer ST’s Pro Rata Share of the Enforcement Proceeds to ST; provided, that if the amount of Enforcement Proceeds received by Numonyx from DBS prior to distribution of ST’s Pro Rata Share thereof to ST is less than the corresponding amount received or recovered by DBS in relation to the enforcement and realization of its rights under the Finance Documents, including any security created under the Security Documents (as defined in the Facility Agreement) as a result of DBS applying a portion of such recovered amounts to payment of any expenses incurred by DBS in its collection of such recovered amounts in accordance with Clause 7.4(i) of the Numonyx GCDD (such portion, the “DBS Expense Amount”), then the amount of Enforcement Proceeds required to be transferred by Numonyx to ST pursuant to this Section 4.5(c) shall be reduced by an amount equal to any ST Retained Liabilities, and Numonyx shall be entitled to retain an amount equal to the ST Retained Liabilities for its own account.

Section 4.6 Information.  From the date hereof until the date on which Numonyx deposits any Net Available Proceeds in the Numonyx Account, ST shall, promptly after the receipt or furnishing thereof by DBS or any of its agents, deliver to Numonyx and Micron copies of (i) each annual, monthly or other periodic statement or report furnished or received by it under the GCDD or any Finance Document, (ii) any instructions given under the DBS Instruction Letter, (ii) any amendment, waiver or supplement to the

Master Agreement, the GCDD, any Finance Document or the DBS Instruction Letter, (iii) giving or receipt of written notice of the occurrence of any “default” or “event of default” (however described) and (iv) the giving or receipt of any other notice under the Master Agreement, the GCDD, any Finance Document or the DBS Instruction Letter, including, without limitation, requests for amendments, consents or waivers thereto.  ST shall furnish to Numonyx promptly upon request documentation with respect to the amount of the Deposit in the ST Account and the amount of accrued and unpaid interest thereon.

Section 4.7 Further Assurances.  Commencing on the date hereof, each of the parties shall, in good faith, use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all the things necessary, proper or advisable under Applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement, the Master Agreement and the Master Agreement Ancillary Documents and consummate and make effective the transactions contemplated hereby and thereby.

ARTICLE V

TERMINATION

Section 5.1 Termination.

(a) If at any time Numonyx receives Net Available Proceeds Micron has reason to believe ST is in breach of any material provision of this Agreement such that Numonyx would not be obligated to deposit such Net Available Proceeds into the Numonyx Account as set forth in Section 2.1, Micron shall deliver to ST written notice thereof, specifying in reasonable detail the nature of such breach.

(b) If (i) Micron has delivered a notice of breach as provided in Section 5.1(a), (ii) Micron has notified ST of the receipt of any Net Available Proceeds, (iii) ST has not cured such breach within 270 days after the later of the delivery of the notice of breach and the notice to ST of the receipt of any Net Available Proceeds, and (iv) at such time neither Numonyx nor Micron is in material breach of this Agreement, then Micron may terminate this Agreement by delivery of written notice to ST of such termination.  For the avoidance of doubt, Numonyx shall have no obligation to transfer any Net Available Proceeds during any such 270-day period.  Upon such termination, the provisions of this Agreement shall terminate, except this Article V and Article VI hereof, which shall survive and remain in full force and effect.

ARTICLE VI

GENERAL PROVISIONS

Section 6.1 Amendment.  Any provision of this Agreement may be amended if, and only if, such amendment is in writing and signed by Micron and ST.  Any provision of this Agreement may be waived in writing by the party against whom the waiver is to be effective.

Section 6.2 Notices.  All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied or sent by nationally-recognized overnight courier to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.  Any such notice or communication shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of telecopier delivery, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested) and (c) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next Business Day delivery, on the next Business Day (or the second Business Day in the case of any such notice or communication being sent internationally) after the date when sent to the address provided herein or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.  Notices to parties pursuant to this Agreement shall be given:

If to Micron:

Micron Technology, Inc.
8000 South Federal Way
Boise, Idaho 83716-9632
Facsimile: (208) 363-1309
Attention: General Counsel

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
Facsimile: (650) 493-6811
Attention:  John A. Fore

If to ST:

STMicroelectronics N.V.
WTC Schipol Airport, Schipol Boulevard 265
1118 BH Schipol Airport, Amsterdam, The Netherlands
Facsimile: +44 22 929 5992
Attention: G. Notarnicola

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP
525 Market Street, Suite 1500
San Francisco, CA 94105

Facsimile:  (650) 616-1199
Attention:  John D. Wilson

If to Numonyx:

Numonyx B.V.
A-ONE Biz Center
Route de l'Etraz Rolle 1180, Switzerland
Facsimile: +41 21 822 3703
Attention: General Counsel

with a copy (which shall not constitute notice), prior to the Closing to:

Weil, Gotshal & Manges LLP
201 Redwood Shores Parkway
Redwood Shores, CA 94065
Facsimile: (650) 802-3100
Attention:  Kyle C. Krpata

and with a copy (which shall not constitute notice), following the Closing to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
Facsimile: (650) 493-6811
Attention:  John A. Fore

Section 6.3 No Third Party Beneficiaries.  This Agreement is not intended to, and shall not, confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 6.4 Entire Agreement.  This Agreement, together with the Master Agreement and the Master Agreement Ancillary Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both written and oral, express or implied, between and among the parties with respect to the subject matter hereof and thereof.

Section 6.5 Governing Law.  This Agreement shall be construed and enforced in accordance with and governed by the laws of State of Delaware, U.S.A., without giving effect to the principles of conflict of laws thereof.

Section 6.6 Consent to Jurisdiction.   Any suit, action or proceeding brought by any party seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement will be brought in a state or federal court located in Wilmington, Delaware, U.S.A., and each of the parties to this Agreement hereby consents and submits to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

Section 6.7 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this agreement or the transactions contemplated by this agreement.  Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, and (iii) each such party makes this waiver voluntarily.

Section 6.8 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 6.9 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, personal representatives and assigns.

Section 6.10 Counterparts.  This Agreement may be signed in any number of counterparts and the signatures delivered by telecopy, each of which shall be an original, with the same effect as if the signatures were upon the same instrument and delivered in person.

Section 6.11 Severability.  If any provision of the Agreement is held to be invalid or unenforceable at law, all other provisions of the Agreement shall remain in full force and effect.  Upon any such determination, the parties agree to negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties to the fullest extent permitted by Applicable Law.

Section 6.12 Representation.  Each of the parties hereto acknowledges and agrees that it has been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

Section 6.13 Authority to Act.  Any approval or consent of a party required hereunder for any purpose shall be effective only if approved or consented to in writing by an authorized corporate officer of the party.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

MICRON TECHNOLOGY, INC.
By: /s/ Steven R. Appleton
Name: Steven R. Appleton
Title: Chief Executive Officer

STMICROELECTRONICS N.V.
By: /s/ Carlo Ferro
Name: Carlo Ferro
Title: Executive Vice President and Chief Financial Officer

NUMONYX B.V.
By: /s/ Kevin M. Fillo
Name: Kevin M. Fillo
Title: Vice President and
General Counsel

[FRAMEWORK AGREEMENT